EXHIBIT 99.23(g)

                          CUSTODIAN SERVICING AGREEMENT


      THIS AGREEMENT is made and entered into on this ____ day of November, 1998 between The Barrett Funds, a Delaware business trust (hereinafter called the "Trust"), on behalf of its separate series of shares ("Series"), and Firstar Bank Milwaukee, N.A., a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian").

      WHEREAS, the Trust is an open-ended management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940Act"); and

      WHEREAS, Custodian is a federally regulated banking institution; and

      WHEREAS, the Trust desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian agree as follows:

1.    Definitions

      The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

      The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Trust by any two of the President, a Vice President, the Secretary and the Treasurer of the Trust, or any other persons duly authorized to sign by the Board of Trustees of the Trust.

      The word "Board" shall mean the Board of Trustees of the Trust.

2.    Names, Titles, and Signatures of the Trust's Officers

      An officer of the Trust will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in
Section I hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

3.    Additional Series

      The Trust is authorized to issue separate Series of shares of beneficial interest representing interests in separate series of shares representing interests in separate investment portfolios ("Series"). The parties intend that each Series established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

4.    Receipt and Disbursement of Money

      A. Custodian shall open and maintain a separate account or accounts in the name of each Series of the Trust, subject only to draft or order by Custodian acting pursuant to the terms of this

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Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the relevant Series. Custodian shall make payments of cash to, or for the account of, the relevant Series from such cash only:

            (a) for the purchase of securities for the portfolio of the Series upon the delivery of such securities to Custodian, registered in the name of the Series or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

            (b) for the purchase or redemption of shares of beneficial interest of the Series upon delivery thereof to Custodian, or upon proper instructions from the Trust;

            (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

            (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Series held by or to be delivered to Custodian; or

            (e) for other proper corporate purposes certified by resolution of the Board of Trustees of the Trust.

      Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

      B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Series of the Trust.

      C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for shares of the Series which are deposited into the relevant Series' account.

5.    Segregated Accounts

      Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of each Series, into which account(s) may be transferred cash and/or securities.

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6.    Transfer, Exchange, Redelivery, etc. of Securities

      Custodian shall have sole power to release or deliver any portfolio securities of the Series of the Trust held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver portfolio securities held by it hereunder only:

            (a) for sales of such securities for the account of the Series of the Trust upon receipt by Custodian of payment therefore;

            (b) when such securities are called, redeemed or retired or otherwise become payable;

            (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

            (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

            (e) upon conversion of such securities pursuant to their terms into other securities;

            (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

            (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

            (h) for the purpose of redeeming in kind shares of beneficial interest of the Series of the Trust upon delivery thereof to Custodian; or

            (i)   for other proper business purposes.

      As to any deliveries made by Custodian pursuant to items (a), (b), (d),
(e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

      Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

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7.    Custodian's Acts Without Instructions

      Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the relevant Series of the Trust, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust; (b) collect interest and cash dividends received, with notice to the Trust, for the account of the Trust; (c) hold for the account of the 'trust hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Trust, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

8.    Registration of Securities

      Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

      The Trust shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Series of the Trust and which may from time to time be registered in the name of the Series of the Trust.

9.    Voting and Other Action

      Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Series of the Trust, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Series of the Trust), but without indicating the manner in which such proxies are to be voted.

10.   Transfer Tax and Other Disbursements

      The Series of the Trust shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

      Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and


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any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

11.   Concerning Custodian

      Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

      Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

      The Trust agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the relevant Series of the Trust for such items.

      In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Trust, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Series of the Trust shall be security therefore.

      Custodian agrees to indemnify and hold harmless the Trust from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this agreement, except such as may arise from the Trust's own negligent action, negligent failure to act, or willful misconduct.

12.   Subcustodians

      Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of the Trust's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall obtain preapproval by the Trust and remain fully liable and responsible for any losses caused to the Trust by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of the Custodian Agreement.

      Notwithstanding anything contained herein, if the Trust requires the Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets, the Trust agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Trust's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

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13.   Reports by Custodian

      Custodian shall furnish the Trust periodically as agreed upon with a statement summarizing all transactions and entries for the account of Trust. Custodian shall furnish to the Trust, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Trust.

14.   Termination or Assignment

      This Agreement may be terminated by the Trust, or by Custodian, on ninety
(90) days notice, given in writing and sent by registered mail to Custodian at Firstar Trust Company, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or to the Trust at 4 Manhattanville Road, Purchase, NY 10577, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Series of the Trust to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Trust to the Trust, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a Custodian for the Trust to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

      This Agreement may not be assigned by Custodian without the consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

15.   Deposits of Securities in Securities Depositories

      No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Trustees of the Trust approves by resolution the use of such central securities clearing agency or securities depository.

16.   Records

      To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Trust pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Trust upon request and to preserve such records for the periods prescribed in Rule 3 1 a-2 under the Investment Company Act of 1940, as amended.

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17.   Notices

      Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to:

                  Firstar Bank Milwaukee, N.A.
                  615 East Michigan Street
                  Milwaukee, WI 53202

and notice to the Trust shall be sent to:

                  The Barrett Funds
                  565 Fifth Avenue
                  New York, NY 10017

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

            This agreement may be executed in several counterparts, each of which is an original.

    The Barrett Funds                       Firstar Bank Milwaukee, N.A.

Sign: ____________________________       Sign: ____________________________

Print:____________________________       Print:____________________________

Title:____________________________       Title:____________________________

Date:_____________________________       Date:_____________________________

Attest:___________________________       Attest:___________________________



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                                   Schedule A
                       Mutual Fund Custodial Agent Service
                               Domestic Portfolios
                               Annual Fee Schedule

                             The Barrett GrowthFund


o Annual fee based on market value of assets:

  o $0.20 per $1,000 (2.0 basis points)

o Minimum annual fee per Fund: $3,000


o Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt delivery)

  o $12.00 per book entry security (depository or Federal Reserve system)

  o $25.00 per definitive security (physical)

  o $75.00 per Euroclear

  o $ 8.00 per principal reduction on pass-through certificates

  o $35.00 per option/future contracts

o Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time is credited to your account.

o Extraordinary expenses: Based on time and complexity involved.

o Out-of-pocket expenses: Charged to the account, including but not limited to:

  o $10.00 per variation margin transaction

  o $10.00 per Fed wire deposit or withdrawal

o Fees are billed monthly, based on market value at the beginning of the month.


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